UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2008

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

The information noted below under Item 5.02 is incorporated into this item by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2008, we announced the departure of our President, Roger S. Penske, Jr., effective March 31, 2008. In connection with his departure, we have approved the vesting of Mr. Penske, Jr.'s currently outstanding restricted stock awards.

On February 29, 2008, we also announced the appointment of Robert H. Kurnick, Jr. as our President, effective March 31, 2008. Mr. Kurnick, 46, has served as our Vice Chairman since March 8, 2006 and a director since May 3, 2006. From February 2000 until March 2006, Mr. Kurnick served as our Executive Vice President and General Counsel. He also serves as President and a director of Penske Corporation, which he joined in 1995.

The press release announcing these changes and attached hereto as exhibit 99.1 is incorporated herein by reference. For the Item 404(a) of Regulation S-K disclosure between us and Penske Corporation, see exhibit 99.2, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release
Exhibit 99.2 Item 404(a) of Regulation S-K Disclosure

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

March 6, 2008	By:	Shane M. Spradlin

Name: Shane M. Spradlin
Title: Senior Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release
99.2	Item 404(a) of Regulation S-K Disclosure